Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Jessica Anderson
212-885-0492
Jessica.Anderson@hillandknowlton.com
STATEMENT FROM LIBERTY ACQUISITION HOLDINGS
NEW YORK, NY. — February 25, 2010 — Liberty Acquisition Holdings Corp. (NYSE AMEX: LIA, LIA.U, LIA.WS) confirmed today that it is in discussions with respect to a potential business combination with Grupo Prisa (MCE: PRS.MC) of Spain, noting however that no definitive agreement has yet to be executed and that no assurance can be given that one will be so executed. Liberty is a special purpose acquisition corporation and as such is actively engaged in finding a suitable target business with which to consummate a business combination. Any such business combination would be subject to approval by the Liberty shareholders.
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